Exhibit 23.2

[SEMPLE & COOPER, LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Meadow Valley Corporation:

As independent registered certified public accountants, we hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 (the “Registration Statement”) of Meadow Valley Corporation (the “Company”) and to the incorporation by reference in the Registration Statement of our report dated March 10, 2006, included in the Company’s Form 10-K for the year ended December 31, 2005.

/s/ Semple & Cooper, LLP
Semple & Cooper, LLP
Phoenix, Arizona
November 10, 2006